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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 19, 2002

THE GENLYTE GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
0-16960	22-2584333
(Commission File Number)	(IRS Employer Identification No.)
10350 Ormsby Park Place, Suite 601, Louisville, KY 40223 (Address of principal executive offices) (Zip Code)
(502) 420-9500 (Registrant's telephone number, including area code)
4360 Brownsboro Road, Louisville KY 40207 (Former address, if changed since last report)

ITEM 5.    Other Events

        The Genlyte Group Incorporated moved its principal executive offices to a new location effective August 19, 2002. The new address is:

    10350 Ormsby Park Place, Suite 601
    Louisville, Kentucky 40223

    New telephone numbers are:

    502-420-9500 Main switchboard
    502-420-9501 Larry K. Powers—Chairman, President & Chief Executive Officer
    502-420-9502 William G. Ferko—Vice President, Chief Financial Officer & Treasurer

        Genlyte Thomas Group LLC, which is owned 68% by The Genlyte Group Incorporated and 32% by Thomas Industries Inc., also moved its principle executive offices to the same new location.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GENLYTE GROUP INCORPORATED
By:	/s/ WILLIAM G. FERKO
Name:	William G. Ferko
Title:	Vice President, Chief Financial Officer & Treasurer

Date: August 19, 2002

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  ITEM 5. Other Events
SIGNATURES